AMENDMENT NO. 1
TO COLLATERAL ACCOUNT CONTROL AGREEMENT

This AMENDMENT NO. 1 TO COLLATERAL ACCOUNT CONTROL AGREEMENT (this “Amendment”) is made as of August 22, 2018 among Advent Claymore Convertible Securities and Income Fund, as pledgor (the “Pledgor”), Société Générale, as collateral agent under the Security Agreement (in such capacity, the “Secured Party”), and The Bank of New York Mellon, as securities intermediary (the “Securities Intermediary”).
The Pledgor has requested that the Secured Party and the Securities Intermediary amend certain provisions of the Collateral Account Control Agreement, dated as of December 15, 2017, among the Pledgor, the Secured Party and the Securities Intermediary (the “Control Agreement”), and the Secured Party and the Securities Intermediary are willing to do so on the terms and conditions set forth herein.  In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
1. INTERPRETATION.  Unless otherwise specifically defined herein, capitalized terms used herein and not defined herein have the meanings set forth in the Control Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Control Agreement shall refer to the Control Agreement as amended hereby.
2. ARTICLE I.  From and after the date hereof, paragraph 1 of Article I of the Control Agreement is hereby amended and restated in its entirety as follows:
“1. “Account” shall mean each of (i) the account captioned “SOCIETE GEN PLDGEE OF AVK” bearing Account No. 259930, (ii) the account captioned “SOCIETE GEN PLDGEE OF AVK HI YLD”  bearing Account No. 259102, (iii) the account captioned “SOCIETE GEN PLDGEE OF AVK DOM BLNCD”  bearing Account No. 558448, and (iv) the account captioned “SOCIETE GEN PLDGEE OF AVK GLB BLNCD” bearing Account No. 364349, in each case established and maintained by Securities Intermediary pursuant to the Custodian Agreement and this Agreement, as the same may be redesignated, renumbered or otherwise modified, and any demand deposit account established and maintained in connection therewith, and “Accounts” shall mean all such Accounts collectively.”
3. REPRESENTATIONS AND WARRANTIES.  The Pledgor hereby represents and warrants to the Secured Party that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects on the date hereof as though made on and as of the date hereof except to the extent that such representations and warranties relate specifically to another date (in which case, such representations and warranties were true and correct in all material respects as of such date); and (b) no event has or will have occurred and be continuing under the Credit Agreement that constitutes a Default or an Event of Default (in each case, as defined in the Credit Agreement) before or after giving effect hereto.
4. EFFECTIVENESS.  This Amendment shall become effective upon the execution and delivery of this Amendment by each of the parties hereto.
5. NO OTHER AMENDMENT.  Except as expressly provided herein, this Amendment shall not operate as an amendment or waiver of any right, power or privilege of any party under the Control Agreement or of any other term or condition of the Control Agreement, which shall remain in full force and effect in accordance with its terms, without any waiver, amendment or modification of any provision thereof.
6. COUNTERPARTS.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
7. APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.

ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME FUND, as Pledgor

By: /s/ Robert White
Name: Robert White
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Securities Intermediary

By: /s/ Timothy E. Driscoll
Name: Timothy E. Driscoll
Title: Managing Director

SOCIÉTÉ GÉNÉRALE, as collateral agent, as Secured Party

By: /s/ Julien Gimbrere
Name: Julien Gimbrere
Title: MD